UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2017 (April 17, 2017)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                        Entry into a Material Definitive Agreement.

Credit Facility

On April 17, 2017, Harte Hanks, Inc. (the “Company”) entered into a two-year, $20,000,000 revolving credit facility (the “Credit Facility”) with Texas Capital Bank, National Association (“TCB”) pursuant to a Credit Agreement, dated as of April 17, 2017, by and between the Company and TCB (the “Credit Agreement”). The Credit Facility is secured by substantially all of the assets of the Company pursuant to a Security Agreement, dated as of April 17, 2017, between the Company and TCB (the “Security Agreement”). The Credit Facility will be used for working capital and general corporate purposes.

The Credit Facility allows for (i) loans up to the lesser of (a) $20,000,000, or (b) a sum equal to 85% of the value of investment grade bonds held in a custodian account plus 100% of the value of cash in the custodian account (the “Borrowing Base”), and (ii) letters of credit issued by TCB up to the least of (x) $5,000,000, or (y) an amount equal to $20,000,000 minus the amount of any revolving credit loans outstanding, or (z) the Borrowing Base minus the amount of any revolving credit loans outstanding. The outstanding amounts advanced under the Credit Facility will be due and payable in full on April 17, 2019.

The Company may voluntarily prepay all or any portion of the loans advanced under the Credit Facility at any time, subject to prior written notice, without fee, premium or penalty (but provided that such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid, plus the amount of certain losses suffered by TCB as a result of such prepayment). The Credit Facility is subject to mandatory prepayments from the net proceeds of certain asset dispositions (subject to customary reinvestment exceptions). Additionally, if the unpaid principal balance under the Credit Facility plus the aggregate face amount of all outstanding letters of credit exceeds the Borrowing Base, the Company must immediately prepay the entire amount of such excess.

The loans under the Credit Facility will accrue interest at a rate equal to, at the Company’s option, (i) the base rate plus the applicable margin, or (ii) the LIBOR rate. The base rate is the prime lending rate as publicly announced from time to time by TCB. The applicable margin is -0.75% for loans accruing interest at the base rate and 1.95% for loans accruing interest at the LIBOR rate. The LIBOR rate is the rate for deposits in U. S. dollars for the applicable period as calculated by Intercontinental Exchange Benchmark Administration Limited as adjusted in TCB’s sole discretion for certain reserve requirements.

The Credit Agreement contains certain covenants restricting the Company’s and its subsidiaries’ ability to create, incur, assume or become liable to indebtedness; create, incur or assume liens; consummate mergers or acquisitions; liquidate, dissolve, suspend or cease operations; or modify accounting or tax reporting methods (other than as required by GAAP).

The Credit Agreement contains certain representations and warranties, affirmative covenants and events of default, including prepayment defaults, breach of representations and warranties, covenant defaults, certain events under ERISA, material judgments and a change of control. If an event of default occurs, TCB will be entitled to take various actions, including the acceleration of all amounts due under the Credit Facility and all actions permitted to be taken by a secured creditor. Additionally, upon an event of default or in certain other circumstances, TCB may sell the Credit Facility to HHS Guaranty, LLC (“HHS Guaranty”) pursuant to a Note Purchase Agreement, by and between TCB and HHS Guaranty, dated as of April 17, 2017, for a purchase price equal to (i) the sum of outstanding principal, plus (ii) accrued interest, plus (iii) TCB’s reasonable costs and expenses in connection with the event of default and such sale.

The Credit Facility is guaranteed by HHS Guaranty, an entity formed by certain members of the Shelton family (descendants of one of the Company’s founders) and related entities.  Pursuant to a Fee, Reimbursement and Indemnity Agreement (the “Fee Agreement”), dated as of April 17, 2017, between the Company and HHS Guaranty, the Company has agreed to pay HHS Guaranty an annual fee of $480,000 and reimburse it for certain costs if incurred as a result of the guarantee. David Copeland, a director of the Company, serves as sole manager of HHS Guaranty.

The foregoing description of the Credit Facility is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, the Security Agreement, and the Fee Agreement which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, hereto.

Item 2.03                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Credit Facility.

Item 3.01                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2017, the Company provided a notice to the New York Stock Exchange (“NYSE”) regarding the resignation of David Copeland from the Company’s Audit Committee and Compensation Committee, effective April 17, 2017. The Company determined that Mr. Copeland did not satisfy the criteria for independence set forth in Section 303A.02 of the NYSE Listed Company Manual, due to his role as manager of HHS Guaranty, as described in Item 1.01 above.

Mr. Copeland promptly resigned from the Company’s Audit Committee and Compensation Committee following such determination and the Board has appointed Christopher Harte, the Company’s incumbent Chairman, to serve on the Company’s Audit Committee to fill the vacancy resulting from Mr. Copeland’s resignation. The Board has previously determined that Mr. Harte satisfies the criteria for independence set forth in Section 303A.02 of the NYSE Listed Company Manual, and has determined that Mr. Harte meets the heightened criteria for independence for audit committee  members. Mr. Copeland will continue to serve on the Board.

Item 9.01                                        Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished herewith:

Exhibit Number	Exhibit Title

10.1	Credit Agreement, dated April 17, 2017, between Harte Hanks, Inc. and Texas Capital Bank, National Association.

10.2	Security Agreement, dated April 17, 2017, between Harte Hanks, Inc. and Texas Capital Bank, National Association.

10.3	Fee, Reimbursement and Indemnity Agreement, dated April 17, 2017, between Harte Hanks, Inc. and HHS Guaranty, LLC.

99.1	April 18, 2017 Press Release of Harte Hanks, Inc.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: April 21, 2017

By:	Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Credit Agreement, dated April 17, 2017, between Harte Hanks, Inc. and Texas Capital Bank, National Association.

10.2	Security Agreement, dated April 17, 2017, between Harte Hanks, Inc. and Texas Capital Bank, National Association.

10.3	Fee, Reimbursement and Indemnity Agreement, dated April 17, 2017, between Harte Hanks, Inc. and HHS Guaranty, LLC.

99.1	April 18, 2017 Press Release of Harte Hanks, Inc.*

*Furnished herewith.